Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s ability to continue as a going concern and to a subsequent event) appearing in the Annual Report on Form 10-K of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 15, 2005